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EXHIBIT 23.1
                         WILLIAMS & WEBSTER, P.C.
                       Certified Public Accountants
                           601 West Riverside
                                Suite 1970
                     Spokane, Washington   99201-0611
                              (509) 838-5111
                            FAX (509) 624-5001

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Paxton Mining Corporation
Spokane, Washington

We consent to the use of our report dated October 21, 1999, on the financial statements of Paxton Mining Corporation as of June 30, 1999, and the period then ended, and the inclusion of our name under the headings "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

October 28, 1999